Exhibit 99.5

September 20, 2024

Premium Nickel Files NI 43-101 Technical Report: Initial Mineral Resource Estimate of 27.7 MT for the Selebi Mine in Botswana

Toronto, Ontario—(Newsfile Corp. - September 20, 2024) - Premium Nickel Resources Ltd. (TSXV: PNRL) (“PNRL” or the “Company”) is pleased to announce that the Company has filed an initial Mineral Resource Estimate (“MRE”) titled “Technical Report, Selebi Mines, Central District, Republic of Botswana” (the “Technical Report”) and dated September 20, 2024 (with an effective date of June 30, 2024) on its past-producing copper-nickel-cobalt (“Cu-Ni-Co”) sulphide Selebi Main and Selebi North deposits (together, the “Selebi Mine”) in Botswana.

The Technical Report has been prepared by SLR Consulting (Canada) Ltd. (“SLR”) in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”), and is available electronically on the Company’s website (www.premiumnickel.com) and on SEDAR+ (www.sedarplus.ca) under PNRL’s issuer profile.

Download the 2024 Selebi NI 43-101 MRE Technical Report Here

There are no material differences between the Technical Report and the information presented in this news release, and the results disclosed in the Company’s news release dated August 8, 2024 and titled “Premium Nickel Resources Ltd. Announces Its Initial Mineral Resource Estimate of 27.7 MT for the Selebi Mines in Botswana”.

Highlights:

●	Selebi Main Deposit MRE tonnage is 67% larger than the Historic Resource (as defined herein)

Inferred Mineral Resource Estimate of 18.89 million tonnes at 3.51% CuEq or 1.70% NiEq.

○	Contained metal Inferred - 165,000 tonnes nickel and 319,000 tonnes copper.

●	Selebi North Deposit MRE tonnage is 90% larger than the Historic Resource

Indicated Mineral Resource Estimate of 3.00 million tonnes at 2.92% CuEq or 1.42% NiEq.

○	Contained metal Indicated - 29,000 tonnes nickel and 27,000 tonnes copper.

Inferred Mineral Resource Estimate of 5.83 million tonnes at 3.11% CuEq or 1.51% NiEq.

○	Contained metal Inferred - 62,000 tonnes nickel and 52,000 tonnes copper.

●	While not included in this initial MRE, Cobalt, which may offer additional economic value, is undergoing analysis as part of external studies to assess its payability.

CEO Keith Morrison commented: “The response to the initial MRE in Botswana has been extremely positive. The support for the redevelopment of the Selebi Mines from the National Government to local stakeholders is ongoing and has been widely encouraging. Drilling at Selebi North underground is ongoing and is designed to upgrade the Inferred resources to Indicated, while exploration drilling and BHEM surveys continue to highlight expansion potential down-dip and down-plunge of the existing resources which will be included in an updated MRE. The Company is also carrying out trade-off studies which will be used to support a future Pre-Feasibility Study (PFS).”

Qualified Persons

The MRE described in this news release has been reviewed and approved by Valerie Wilson, M.Sc., P.Geo. (Ontario) and a Principal Resource Geologist at SLR Consulting Ltd., who is independent of PNRL and a “qualified person” for purposes of NI 43-101.

Verification included a site visit to inspect mineralization in underground workings, active drilling, mineralized core, logging, density measurement procedures and sampling procedures, and a review of the control sample results used to assess laboratory assay quality. In addition, 100% of samples collected by PNRL have been verified against independently accessed assay certificates and a random selection of historical database results have been compared against original paper and digital records.

The scientific and technical content of this news release has been reviewed and approved by Sharon Taylor, Vice President Exploration of the Company, who is a “qualified person” for the purposes of NI 43-101.

Technical Report

The MRE on the Selebi Mine is supported by the Technical Report. Reference should be made to the full text of the Technical Report for the assumptions, qualifications and limitations set forth therein, a copy of which is available on SEDAR+ (www.sedarplus.ca) under PNRL’s issuer profile.

Historic Resource Estimate

The historical mineral resource estimate referenced herein (the “Historical Resource”) was calculated for the Selebi North, Selebi Main, Phikwe South and Southeast Extension deposits in accordance with the South African Mineral Resource Committee (SAMREC), in 2016, and does not comply with NI 43-101. PNRL is not treating the historical mineral estimates as current mineral resource estimates. To that end, the Historical Resource is considered to be historical in nature and should not be relied upon as a current mineral resource estimate. In addition, the Historical Resource has been superseded by the Technical Report.

About Premium Nickel Resources Ltd.

PNRL is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PNRL is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company’s Selebi and Selkirk mines. PNRL’s senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

ON BEHALF OF THE BOARD OF DIRECTORS

Keith Morrison

Director and Chief Executive Officer

Premium Nickel Resources Ltd.

For further information about Premium Nickel Resources Ltd., please contact:

Jaclyn Ruptash

Vice President, Communications and Government and Investor Relations

+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Statements:

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: the response to the MRE in Botswana; the support for the redevelopment of the Selebi Mine from the National Government and local stakeholders; drilling at Selebi North; the ability to upgrade the inferred mineral resources on Selebi North; possible expansion potential down-dip and down-plunge of the existing MRE; the publication by the Company of a potential updated MRE or future PFS; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of exploration activities (including drill results) to accurately predict mineralization; management’s belief that the Selebi and Selebi North deposits may be connected at depth; the timing and ability of the Company to publish a prefeasibility study (by H1 2025 or at all); any discrepancies between the MRE technical report and the scientific and technical information in this news release; the timing to release of the remaining assay results; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of the Company to define additional or upgrade existing mineral resource estimates on the Selebi Mine in accordance with NI 43-101; the productivity rates for underground drilling at Selebi North; drilling results confirming the legacy fold pattern continues at depth; the effective targeting activities proposed by the Company; the ability to identify additional mineralization down plunge of existing workings and the ability of such findings to be used to complete a MRE and/or to support further economic studies; the ability and timing of advancing the underground drilling program at Selebi North as contemplated (if at all); the ability to expand the resource potential at the Selebi Mine; the results of the drill program on Selebi North and the timing and disclosures of the Company regarding same; the relationships between, and continuity of, the various deposits (if any); the benefits of the Company’s approach to exploration; management’s belief that the Historic Resource could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company’s approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.ca) under PNRL’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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